SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 2004
                                                           -------------

                           GREENMAN TECHNOLOGIES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)

  Delaware                       1-13776                    71-0724248
--------------------------------------------------------------------------------
(State or other                (Commission                 (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)

                                 7 Kimball Lane
                                   Building A
                               Lynnfield, MA 01940
                               -------------------
          (Address of principal executive offices, including zip code)

                                 (781) 224-2411
                                 --------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2004 GreenMan Technologies, Inc. entered into a $9 million credit facility (the "Credit Facility") with Laurus Master Fund, Ltd. ("Laurus Funds"), a New York-based institutional fund. The Credit Facility consists of a $5 million convertible, revolving working capital line of credit and a $4 million convertible term loan.

The revolving working capital line has a three-year term. Borrowings bear interest at the prime rate published in The Wall Street Journal from time to time plus 1.0%, and are convertible into shares of our common stock at the option of Laurus Funds. Subject to certain limitations, Laurus Funds will have the right, but not the obligation, to convert the first $1 million of borrowings under the working capital line into our common stock at a price of $1.31 (a 10% premium over the average closing price of the common stock on the American Stock Exchange for the 22-day period ending June 30, 2004). The conversion price for each subsequent $1 million dollars of borrowings will be adjusted upward if the average closing price of our common stock on the American Stock Exchange for the 22-day period preceding such subsequent conversion exceeds the prior closing average (so that the conversion price will reflect a 10% premium over the new closing average). The amount we may borrow at any time under this revolving facility is based on our eligible accounts receivable and our eligible inventory with an advance rate equal to 90% of our eligible accounts receivable (90 days or less) and 50% of finished goods inventory up to a maximum of $1,000,000.

The term note also has a three-year term and bears interest at the prime rate published in The Wall Street Journal from time to time plus 1.0%. Interest on the loan is payable monthly. Principal will be amortized over the term of the loan, commencing on November 1, 2004, with minimum monthly payments of principal of $125,000. Laurus Funds has the option to convert some or all of the principal and interest payments into common stock at a price of $1.25 (a 5% premium over the average closing price of our common stock on the American Stock Exchange for the 22-day period ending June 30, 2004) (the "Fixed Conversion Price"). Subject to certain limitations, regular payments of principal and interest will be automatically convertible into common stock if the average closing price of the common stock for the five trading days immediately preceding a payment date is greater than or equal to 110% of the Fixed Conversion Price.

We will be required to pay a premium of 2% of the amount of each principal payment under the revolving working capital line and/or the term note made in cash. In addition, we will be required to pay a premium of 20% of the then-outstanding balance of the term note if we prepay that note.

In connection with the financing, we also issued to the Laurus Funds two warrants to purchase up to an aggregate of 1,380,000 shares of our common stock at prices ranging from $1.56 to $2.28, which reflect premiums of between 25% and 75% over the 22-day average described above.

We have agreed to register for resale under the Securities Act of 1933 the shares of common stock issuable to Laurus Funds upon conversion of borrowings under the Credit Facility and upon exercise of the warrants.

The interest rate under each of the notes is subject to downward adjustment on a monthly basis (but not to less than 0%). The downward adjustment will be in the amount of 200 basis points for each incremental 25% increase in the average closing price of our common stock over the then applicable conversion price of the note for the five-day period preceding such monthly determination date if we have at that time registered for resale all of the shares of our common stock underlying the notes and warrants we are issuing to Laurus Funds in this transaction, or 100 basis points for each incremental 25% increase in the average closing price of our common stock over the then applicable conversion price of the note for the five-day period preceding such monthly determination date if we have not at that time registered for resale all of such shares.

The amount of our common stock Laurus Funds may hold at any given time is limited to no more than 4.99% of our outstanding capital stock and no more than 25% of our aggregate daily trading volume determined over the five-day period prior to the date of determination. These limitations may be waived by Laurus Funds and do not apply if we are in default. In addition, the total number of shares of our common stock issuable to Laurus Funds pursuant to these notes and warrants is limited to 3,801,237 without approval of our stockholders.

The conversion price applicable to each of the notes and the exercise price of each of the warrants is subject to adjustment on a full ratchet basis if we issue shares of our common stock (or common stock equivalents) at a price per share less than the applicable conversion or exercise price. There are exceptions for issuances of stock and options to our employees and for certain other ordinary course stock issuances.

Subject to applicable cure periods, amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount we owe under the Credit Facility; (ii) any material breach by us of any other covenant made to Laurus Funds; (iii) any misrepresentation made by us to Laurus Funds in the documents governing the Credit Facility; (iv) the institution of certain bankruptcy and insolvency proceedings by or against us; (v) the entry of certain monetary judgments against us that are not paid or vacated for a period of 30 business days; (vi) suspensions of trading of our common stock; (vii) any failure to deliver shares of common stock upon conversions under the Credit Facility; (viii) certain defaults under agreements related to any of our other indebtedness; and (ix) changes of control of our company. Substantial fees and penalties are payable to Laurus Funds in the event of a default.

Our obligations under the Credit Facility are secured by a first priority security interest in all of our assets, including pledges of the capital stock of our active subsidiaries. These subsidiaries have also guaranteed our obligations and have granted a security interest in all of their assets to secure these guarantees.

Item 7. Financial Statements and Exhibits

      (a)   Financial Statements of Businesses Acquired

            None

      (b)   Pro Forma Financial Information

      (c)   Exhibits.

            Exhibit 99.1 Press release of the registrant dated July 6, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GREENMAN TECHNOLOGIES, INC.
                                          (Registrant)


                                          By: /s/ Charles E. Coppa
                                              --------------------
                                          Charles E. Coppa
                                          Chief Financial Officer

Date: July 7, 2004